UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2024

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania	15212-5858
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2024, Alcoa Nederland Holding B.V. (the “Issuer”), a wholly-owned subsidiary of Alcoa Corporation (the “Company”), completed an offering (the “Offering”) of $750,000,000 aggregate principal amount of 7.125% senior notes due 2031 (the “notes”). The notes were issued pursuant to an indenture dated as of March 21, 2024 (the “Indenture”) among (i) the Issuer, (ii) the Company, (iii) certain subsidiaries of the Company, and (iv) The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The notes are guaranteed on a senior unsecured basis by the Company and its subsidiaries that are party to the Indenture.

The Indenture contains certain restrictive covenants that limit the Issuer’s and each guarantor’s ability to, among other things, create liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; take any actions that would reduce the Company’s ownership of AWAC (as defined in the Indenture) below an agreed level; and enter into certain sale and leaseback transactions. These covenants are subject to a number of limitations and exceptions. The Indenture also contains customary events of default.

The notes may be redeemed at the Issuer’s option, in whole or in part, at any time and from time to time on and after March 15, 2027, at the applicable redemption prices set forth in the Indenture. At any time prior to such date, the Issuer will be entitled at its option to redeem all, but not less than all, of the notes at a “make-whole” redemption price set forth in the Indenture. Additionally, at any time prior to March 15, 2027, the Issuer may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the notes at the applicable redemption prices set forth in the Indenture with the net cash proceeds of certain equity offerings. The notes may also be redeemed at the option of the Issuer at any time in connection with certain changes in withholding taxes. If a change of control repurchase event occurs, each holder will have the right to require that the Issuer repurchase the notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest.

The notes and related guarantees were sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act.

The foregoing description of the Indenture is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

4.1	Indenture, dated as of March 21, 2024, among Alcoa Nederland Holding B.V., Alcoa Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

By:	/s/ Marissa P. Earnest
Marissa P. Earnest Senior Vice President, Chief Governance Counsel and Secretary

Date: March 21, 2024